UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2021

KURA SUSHI USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39012	26-3808434
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17461 Derian Avenue, Suite 200 Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (657) 333-4100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	KRUS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01	Entry into a Material Definitive Agreement.

On April 9, 2021, Kura Sushi USA, Inc. (the “Company”) entered into a Second Amendment to Revolving Credit Agreement (the “Second Amendment”) with Kura Sushi, Inc., the holder of a majority of the Company’s capital stock (“Kura Japan”), which Second Amendment amends the Revolving Credit Agreement dated as of April 10, 2020 between the Company and Kura Japan, as thereby amended pursuant to the First Amendment to Revolving Credit Agreement dated as of September 2, 2020 (as amended, the  “Revolving Credit Agreement”). Pursuant to the terms of the Second Amendment, the Revolving Credit Agreement was amended, among other things, to increase the maximum credit amount under the credit line from $35 million to $45 million.  In connection with the Second Amendment, the Company also executed an Amended and Restated Revolving Credit Note (the “Second Amended and Restated Note”), which amended and restated that certain Amended and Restated Revolving Credit Note dated September 2, 2020 made by the Company payable to Kura Japan under the Revolving Credit Agreement by (i) incorporating the same amendments as provided under the Second Amendment and (ii) providing that the interest rate for advances made prior to April 10, 2021 shall be fixed at one and one tenth percent (1.10%) per annum, and the interest rate for advances made on or after April 10, 2021 shall be fixed at one hundred thirty percent (130%) of the annual compounding long-term applicable federal rate published on or most recently before the date such advance is made.

The foregoing is only a summary of the material terms of the Second Amendment and the Second Amended and Restated Note and does not purport to be complete, and is qualified in its entirety by reference to the Second Amendment and the Second Amended and Restated Note attached thereto, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On April 13, 2021, Kura Sushi USA, Inc. issued a press release disclosing earnings and other financial results for its fiscal second quarter ended February 28, 2021, and that its management would review these results in a conference call at 5:00 p.m. (EST) on April 13, 2021. A copy of this press release is attached hereto as Exhibit 99.1.

The information furnished with this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this current report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

10.1	Second Amendment to Revolving Credit Agreement, dated April 9, 2021, between Kura Sushi USA, Inc. and Kura Sushi, Inc.

10.2	Amended and Restated Revolving Credit Note, dated April 9, 2021, made by Kura Sushi USA, Inc. payable to Kura Sushi, Inc.

99.1	Press Release dated April 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KURA SUSHI USA, INC.

Date:	April 13, 2021	By:	/s/ Steven H. Benrubi
		Name:	Steven H. Benrubi
		Title:	Chief Financial Officer, Treasurer and Secretary